As filed with the Securities and Exchange Commission on August 17, 2004
                                                   Registration No. 333-_______


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)


      OKLAHOMA                                         73-1395733
(State of Incorporation)                    I.R.S. Employer Identification No.)


            6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA 73118
               (Address of principal executive offices) (zip code)

                           NOMAC DRILLING 401(K) PLAN
                            (Full title of the plans)

                               AUBREY K. MCCLENDON
                            CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
                          CHESAPEAKE ENERGY CORPORATION
                            6100 NORTH WESTERN AVENUE
                          OKLAHOMA CITY, OKLAHOMA 73118
                    (Name and address for agent for service)
                                 (405) 848-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

========================== ================= ======================= ======================== ======================
        Title of                Amount              Proposed                Proposed                Amount of
    Securities to be            to be               Maximum                  Maximum           Registration Fee(2)
       Registered           Registered(1)        Offering Price             Aggregate
                                                  Per Share(2)          Offering Price(2)
-------------------------- ----------------- ----------------------- ------------------------ ----------------------
-------------------------- ----------------- ----------------------- ------------------------ ----------------------
Common Stock, $.01 par
value per share               250,000              $14.23                   $3,557,500                 $451
========================== ================= ======================= ======================== ======================

(1) Pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan named above.
(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457, based on the average of the high and low prices of the Common Stock of Chesapeake Energy Corporation on the New York Stock Exchange on August 13, 2004.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

--------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Chesapeake Energy Corporation (the "Company")and the Nomac Drilling 401(k) Plan incorporate by reference into this Registration Statement the following documents filed with the Securities and Exchange Commission:

     (a) The company's annual report on Form 10-K for the year ended December 31, 2003;

     (b) The company's quarterly reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004;

     (c) The company's current reports on Form 8-K filed on January 9, 12 (two reports of the same date), 14, 16 and 29, February 3, March 9 and 25 (two reports of the same date), April 7, May 12, 18, 20 and 21, June 2, 3, 10 and 22, and August 26, 27 (two reports of the same date), 29 (two reports of the same date) and 30, 2004 (excluding any information filed pursuant to Item 9 or 12 on any such current report on Form 8-K);

     (d) The description of our common stock, contained in the registration statement on Form 8-B, including the amendment to such description we filed with the SEC on Form 8-K on August 13, 2001 and any other amendments or reports filed for the purpose of updating such description; and

     (e) The Plan's Annual Report on Form 11-K for the year ended December 31, 2003.

        All documents filed by the company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information filed pursuant to Item 9 or 12 on any such current report on Form 8-K) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.  The company's  common stock has been  registered  under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 1031 of the Oklahoma General Corporation Act, under which the company is incorporated, authorizes the indemnification of directors and officers under certain circumstances. Article VIII of the Certificate of Incorporation of the company and Article VI of the Bylaws of the company also provide for indemnification of directors and officers under certain circumstances. These provisions, together with the company's indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933 (the "Securities Act"), as amended. In addition, the company maintains insurance, which insures its directors and officers against certain liabilities.

     The Oklahoma General Corporation Act provides for indemnification of each of Chesapeake's officers and directors against (a) expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of Chesapeake, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, other than an action by or in the right of Chesapeake. To be entitled to indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of Chesapeake, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful and (b) expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Chesapeake brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of Chesapeake, or any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, provided the actions were in good faith and were reasonably believed to be in or not opposed to the best interest of Chesapeake, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged liable to Chesapeake, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. Article VIII of Chesapeake's Certificate of Incorporation provides for indemnification of Chesapeake's directors and officers. The Oklahoma General Corporation Act also permits Chesapeake to purchase and maintain insurance on behalf of Chesapeake's directors and officers against any liability arising out of their status as such, whether or not Chesapeake would have the power to indemnify them against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

         Chesapeake has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, Chesapeake will pay on behalf of the indemnitee any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of Chesapeake or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of Chesapeake or an affiliate or is or was serving at the request of Chesapeake as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which Chesapeake would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds. Chesapeake also provides liability insurance for each of its directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                              DESCRIPTION
--------------                              -----------

4.1 Certificate of Incorporation of the company, as amended. Incorporated herein by reference to Exhibit
                         3.1 to the company's quarterly report on Form 10-Q for the quarter ended June 30, 2004.

4.2                      Amended   and   Restated   Bylaws   of   the   company.
                         Incorporated herein by reference to Exhibit 3.2 to the company's annual report on Form 10-K for the year ended December 31, 2003.

5.0                      Internal Revenue Service determination letter

23.1                     Consent of PricewaterhouseCoopers LLP.

23.2                     Consent of Ryder Scott Company L.P.

23.3                     Consent of Lee Keeling and Associates, Inc.

23.4                     Consent of Netherland, Sewell and Associates, Inc.

24.1                     Power of Attorney.

ITEM 9.  UNDERTAKINGS.

         (a) The Registrant hereby undertakes:

               (1)    to file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      Registration Statement:

                      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of
                      securities   offered  (if  the  total   dollar   value  of
                      securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 17, 2004.

                                        CHESAPEAKE ENERGY CORPORATION


                                        By: /S/ AUBREY K. MCCLENDON
                                        ---------------------------------------
                                            Aubrey K. McClendon
                                            Chairman of the Board and
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 17, 2004.

                 SIGNATURE                           TITLE
                 ---------                           -----


         /S/ AUBREY K. MCCLENDON         Chairman of the Board,
---------------------------------------  Chief Executive Officer and
         Aubrey K. McClendon             Director
                                         (Principal Executive Officer)

         /S/ TOM L. WARD                 President, Chief Operating Officer and
---------------------------------------  Director
         Tom L. Ward

         /S/ MARCUS C. ROWLAND           Executive Vice President and Chief
---------------------------------------  Financial Officer
         Marcus C. Rowland               (Principal Financial Officer)


         /S/ MICHAEL A. JOHNSON          Senior Vice President - Accounting
---------------------------------------  (Principal Accounting Officer)
         Michael A. Johnson

         /S/ FRANK KEATING               Director
--------------------------------------
         Frank Keating

         /S/ BREENE M. KERR              Director
--------------------------------------
         Breene M. Kerr


         /S/ CHARLES T. MAXWELL          Director
--------------------------------------
         Charles T. Maxwell

         /S/ SHANNON SELF                Director
--------------------------------------
         Shannon Self

         /S/ FREDERICK B. WHITTEMORE     Director
--------------------------------------
         Frederick B. Whittemore

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Plan has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 17, 2004.


                           NOMAC DRILLING 401(K) PLAN


                           By:  NOMAC DRILLING CORPORATION,
                               Plan Administrator


                           By:  /S/ MARTHA A. BURGER
                               ---------------------------------------------
                               Martha A. Burger
                               Treasurer and Vice President

                                  EXHIBIT INDEX

       Exhibit
       Number                               Description
       ------                               -----------

     4.1                                    Certificate of  Incorporation of the
                                            company,  as  amended.  Incorporated
                                            herein by  reference  to Exhibit 3.1
                                            to the company's quarterly report on
                                            Form 10-Q for the quarter ended June
                                            30, 2004.

      4.2                                   Amended and Restated Bylaws of the company.  Incorporated herein by reference to Exhibit 3.2 to the company's annual report on Form 10-K for the year ended December 31, 2003.

      5.0                                   Internal Revenue Service determination letter

      23.1                                  Consent of PricewaterhouseCoopers LLP

      23.2                                  Consent of Ryder Scott Company L.P.

      23.3                                  Consent of Lee Keeling and Associates, Inc.

      23.4                                  Consent of Netherland, Sewell & Associates, Inc.

      24.1                                  Power of Attorney